                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                             CNA SURETY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                             CNA SURETY CORPORATION
                                   CNA PLAZA
                                 333 S. WABASH
                            CHICAGO, ILLINOIS 60685
                                 (312) 822-5000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               ON AUGUST 15, 2000

To: The Shareholders of CNA Surety Corporation

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CNA Surety Corporation (the "Company") will be held at the Company's business offices located at CNA Plaza, 13-South, 333 S. Wabash, Chicago, IL 60685, on Tuesday, August 15, 2000, at 9:00 a.m. CDT, for the following purposes:

     1. To elect nine directors to serve one-year terms, commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified;

     2. To approve the CNA Surety Corporation Employee Stock Purchase Plan;

     3. To ratify the Board of Directors' appointment of the Company's independent auditors, Deloitte & Touche LLP, for fiscal year 2000; and

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on July 7, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to fill in, date, sign and return the enclosed proxy at your earliest convenience in the enclosed return envelope.

                                          By Order of the Board of Directors

                                          Paul T. Lively
                                          Secretary
July 14, 2000
Chicago, Illinois

                                   IMPORTANT:

     PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE POSTPAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                             CNA SURETY CORPORATION
                                   CNA PLAZA
                                 333 S. WABASH
                            CHICAGO, ILLINOIS 60685
                                 (312) 822-5000
                  SUPPLEMENT TO MARCH 27, 2000 PROXY STATEMENT

                                  INTRODUCTION

     This Supplement to March 27, 2000 Proxy Statement (the "Supplement") is being mailed or otherwise furnished to shareholders of CNA Surety Corporation, a Delaware corporation (the "Company"), on or about July 14, 2000, in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at the Annual Meeting of Shareholders ("Annual Meeting") of the Company to be held at the Company's business offices located at CNA Plaza, 13-South, 333 S. Wabash, Chicago, Illinois 60685, at 9:00 A.M. CDT, on Tuesday, August 15, 2000, and at any adjournment thereof.

     The Annual Meeting was originally scheduled for May 16, 2000, and the Company delivered to shareholders of record at the close of business on March 20, 2000 (the "Original Record Date"), the Company's Proxy Statement dated March 27, 2000 (the "Original Proxy Statement"). On April 28, 2000, the Board passed a resolution postponing the Annual Meeting pending the results of a proposed tender offer announced by CNA Financial Corporation ("CNAF") on March 20, 2000, on behalf of Continental Casualty Company ("CCC"), a wholly owned subsidiary of CNAF. On May 26, 2000, CNAF announced that CCC was withdrawing the proposed tender offer, and on June 6, 2000, the Board rescheduled the postponed Annual Meeting for August 15, 2000, and determined that only shareholders of record at the close of business on July 7, 2000 (the "New Record Date") have the right to receive notice of and vote at the Annual Meeting and any adjournment thereof. Proxies solicited by the Company prior to the date of this Supplement are being disregarded, and a new proxy is enclosed. A copy of the Original Proxy Statement is included as part of this Supplement. Shareholders who, after reading this Supplement and the Original Proxy Statement, have any questions should contact Paul T. Lively, Secretary of the Company, in Chicago at (312) 822-3895.

     Shareholders who were not shareholders on the Original Record Date are concurrently being furnished with a copy of the Company's 1999 Annual Report to Shareholders which contains its audited financial statements at December 31, 1999. Shareholders who were shareholders on the Original Record Date are not being furnished again with a copy of the Company's 1999 Annual Report to Shareholders as it had been delivered to them concurrently with the Original Proxy Statement. Additional copies of the Company's Annual Report and Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission (the "SEC"), may be obtained by contacting Ruth Jantz, representative of the Company, at CNA Plaza, Chicago, Illinois 60685, (312) 822-6841, and such copies will be furnished promptly at no additional expense.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, shareholders of the Company will consider and vote upon:

     (i) To elect nine directors to serve one-year terms, commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified;

     (ii)  To approve the CNA Surety Corporation Employee Stock Purchase Plan;

     (iii) To ratify the Board of Directors' appointment of the Company's independent auditors, Deloitte & Touche LLP, for fiscal year 2000; and

     (iv) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The date of this Supplement is July 14, 2000.

                               PROXY SOLICITATION

     The enclosed proxy is solicited by the Board. The cost of this proxy solicitation is anticipated to be nominal and will be borne by the Company, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the Company's Common Stock. The solicitation generally will be effected by mail and such cost will include the cost of preparing and mailing the proxy materials. In addition to the use of the mails, proxies also may be solicited by personal interview, telephone, telegraph, telecopy, or other similar means. Although solicitation will be made primarily through the use of the mail, officers, directors, or employees of the Company may solicit proxies personally or by the above described means without additional remuneration for such activity.

                      CHANGES TO ORIGINAL PROXY STATEMENT

     This Supplement updates, as described below, certain information contained in the Original Proxy Statement.

     At page 1 of the Original Proxy Statement, the section entitled "MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING" is revised at paragraph (i) to read as follows:

     To elect nine directors to serve one-year terms, commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified;

The Company's Board currently has nine nominees for directors, instead of eleven as described in the Original Proxy statement, due to the decisions of Directors Rod F. Dammeyer and William C. Pate, communicated to the Company on or about June 15, 2000, to withdraw as Management Nominees as described at the "ELECTION OF DIRECTORS (PROPOSAL I)" section of the Original Proxy Statement, beginning at page 2. Pursuant to the Company's Amended By-laws, the Board may choose to fill the vacancies created by Messrs. Dammeyer and Pate's withdrawal as nominees after the Board's identification of suitable candidates. However, it is not the Board's present intention to attempt to complete any identification of suitable candidates before the August 15, 2000 Annual Meeting of Shareholders. Alternatively, pursuant to the Company's Amended By-laws, the Board may choose to reduce the size of the Board. Again, it is not the Board's present intention to make such a decision before the August 15, 2000 Annual Meeting of Shareholders.

     The first full paragraph at page 2 of the Original Proxy Statement is revised in its entirety to read as follows:

     Only shareholders of record at the close of business on July 7, 2000 (the "New Record Date"), have the right to receive notice of and to vote at the Annual Meeting and any adjournment thereof. As of the New Record Date 42,898,656 shares of the Company's Common Stock, $.01 par value, per share, were issued and outstanding. Each share outstanding on the Record Date for the Annual Meeting entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. The shareholders of a majority of the Company's issued and outstanding Common Stock, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If, however, a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Annual Meeting until such time as a quorum is present or represented. At such time as a quorum is present or represented by proxy, the Annual Meeting will reconvene without notice to shareholders, other than an announcement at the prior adjournment of the Annual Meeting, unless the adjournment is for more than thirty
     (30) days or a new record date has been set.

     At page 3 of the Original Proxy Statement, the biographical descriptions for Messrs. Dammeyer and Pate are deleted. Similarly, after the Annual Meeting of Shareholders, Mr. Dammeyer will no longer be a member of the Audit and Compensation Committees as described at page 5 of the Original Proxy Statement, and

Mr. Pate will no longer be a member of the Investment Committee as described at page 6 of the Original Proxy Statement.

     At page 4 of the Original Proxy Statement, the last sentence of the biographical description of Mr. Vonnahme is amended to read: Director of Surety Association of America and Director of CNA UniSource of America, Inc.

     At page 10 of the Original Proxy Statement, the table in the section entitled "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" is as of May 31, 2000, as well as of March 10, 2000, for Continental Casualty Company and Affiliates as beneficial owner.

     At page 11 of the Original Proxy Statement, the section entitled "SECURITY OWNERSHIP OF MANAGEMENT" is revised in its entirety to read as follows:

     The following information is furnished as of June 12, 2000 with respect to the shares of the Company's Common Stock beneficially owned by each director and by those executive officers named in the Summary Compensation Table and by all directors and executive officers as a group. Information concerning the directors and officers and their security holdings has been furnished by them to the Company.

                                         SHARES OF                          SHARES UPON
              NAME OF                    PERCENT OF        DEFERRED         EXERCISE OF
          BENEFICIAL OWNER              COMMON STOCK    STOCK UNITS(1)    STOCK OPTIONS(2)    TOTAL(3)
          ----------------              ------------    --------------    ----------------    --------
                                           CLASS
                                           -----
Giorgio Balzer......................            0               0                   0               0        *
Philip H. Britt.....................        3,000           4,380                   0           7,380        *
Rod F. Dammeyer.....................       10,000           4,380                   0          14,380        *
Edward Dunlop.......................            0             701                   0             701        *
Melvin Gray.........................        1,000(4)        4,380                   0           5,380        *
Joe P. Kirby........................       44,209           4,380              15,000          63,589        *
William C. Pate.....................            0           3,046                   0           3,046        *
Roy E. Posner.......................          250           1,334                   0           1,584        *
Thomas F. Taylor(5).................       10,000               0                   0          10,000        *
Adrian M. Tocklin...................        1,000               0                   0           1,000        *
Mark C. Vonnahme....................        8,500(6)           --              37,752          46,252        *
Robert E. Ayo.......................        1,000              --              20,417          21,417        *
Michael A. Dougherty................          400              --              11,218          11,618        *
Dan L. Kirby........................       14,474              --              28,584          43,058        *
Stephen T. Pate.....................        4,800              --              38,834          43,634        *
All directors and executive officers
  as a group (22 persons) including
  the above-named persons...........      114,263          22,601             215,123         351,987      0.8%
* Less than 1%

-------------------------
(1) In January, 1998, the Company established the CNA Surety Corporation Non-Employee Directors' Deferred Compensation Plan. Under this plan, each director who is not a full-time employee of the Company or any of its affiliates may defer all or a portion of the annual retainer fee that would otherwise be paid to such director. The deferral amount will be deemed vested in Common Stock Units equal to the deferred fees divided by the fair market value of the Company's Common Stock as of each quarterly meeting.

(2) Represents beneficial ownership of shares that may be acquired by the exercise of stock options which are currently exercisable or exercisable within sixty days of the date of this table.

(3) The amounts of the Company's Common Stock and stock options beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(4) Shares are held in trust in Mr. Gray's name.

(5) Mr. Taylor owns 164,259 shares of CNA Financial Corporation common stock and 200 shares of Loews Corporation common stock.

(6) Includes 1,000 shares owned jointly by Mr. Vonnahme and his wife with whom he shares voting and investment power.

     At the section of the Original Proxy Statement entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS," the last paragraph of the section is deleted and replaced by the following as the last two paragraphs of the section:

     On May 26, 2000 CNAF announced that CCC was withdrawing the proposed tender offer.

     Finally, Western Surety is participating in various transactions involving the issuance of bonds for certain subsidiaries of CNA UniSource of America, Inc. (collectively referred to as "UniSource"). CNAF owns 95% of CNA UniSource of America, Inc. CCC has issued professional license, mortgage broker, employer leasing, nonresident license and financial guarantee bonds for UniSource to various state government obligees. Western Surety reinsures these bonds through the Quota Share Treaty. Each such bond is in the penal amount of $150,000 or less, and the combined total penal amount of the bonds is $678,000. In addition, Western Surety has written a financial guarantee bond and a withholding tax bond for UniSource to state government obligees having a combined total penal amount of $110,000. Western Surety has also written two financial guarantee bonds totaling $5 million for UniSource to CCC and certain of its affiliates, as obligees, guaranteeing UniSource's obligations under Paid Loss Retro and WC Finance Agreements to pay insurance premiums and reimburse CCC and certain of its affiliates for losses under workers' compensation and general liability insurance policies provided to UniSource. Recently, Western Surety has agreed, subject to review and approval by the Company's Board of Directors and its Audit Committee, to write a $10 million insurance program bond guaranteeing CNA UniSource, Inc.'s payment obligations under the April 1, 2000, Paid Loss Retro and WC Deductible Finance Agreement with CCC insurance affiliates, American Casualty Company of Reading, PA and Transportation Insurance Company, which are providing certain general liability and worker's compensation insurance to UniSource. CNAF has entered into an agreement with Western Surety indemnifying Western Surety from any loss arising from the issuance of bonds for UniSource.

     At page 14 of the Original Proxy Statement, the first sentence of the section entitled "APPROVAL OF CNA SURETY CORPORATION EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL 2)" is revised in its entirety to read as follows:

     The Company's Board of Directors has approved, subject to the approval of the Company's shareholders, the CNA Surety Corporation Employee Stock Purchase Plan (the "Plan"), to become effective January 1, 2001, and to be administered by or on behalf of the Company.

                                   CONCLUSION

     The Company knows of no business which will be presented at the Annual Meeting other than the election of Directors to the Board, the approval of the CNA Surety Corporation Employee Stock Purchase Plan and the ratification of the Company's independent accountants. However, if other matters properly come before the meeting, it is the intention of the Proxy Agents to vote upon such matters in accordance with their good judgment in such matters.

                                          By Order of the Board of Directors

                                          PAUL T. LIVELY
                                          Secretary

                             CNA SURETY CORPORATION
                                   CNA PLAZA
                                 333 S. WABASH
                            CHICAGO, ILLINOIS 60685
                                 (312) 822-5000
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                                  INTRODUCTION

     This Proxy Statement is being mailed or otherwise furnished to shareholders of CNA Surety Corporation, a Delaware corporation (the "Company"), on or about March 27, 2000, in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at the Annual Meeting of Shareholders ("Annual Meeting") of the Company to be held at the Company's business offices located at CNA Plaza, 13-South, 333 S. Wabash, Chicago, Illinois 60685, at 9:00 A.M. CDT, on Tuesday, May 16, 2000, and at any adjournment thereof. Shareholders who, after reading this Proxy Statement, have any questions should contact Paul T. Lively, Secretary of the Company, in Chicago at (312) 822-3895.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, shareholders of the Company will consider and vote upon:

     (i) To elect eleven directors to serve one-year terms, commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified;

     (ii)  To approve the CNA Surety Corporation Employee Stock Purchase Plan;

     (iii) To ratify the Board of Directors' appointment of the Company's independent auditors, Deloitte & Touche LLP, for fiscal year 2000; and

     (iv) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The date of this Proxy Statement is March 27, 2000.

                               PROXY SOLICITATION

     The enclosed proxy is solicited by the Board. The cost of this proxy solicitation is anticipated to be nominal and will be borne by the Company, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the Company's Common Stock. The solicitation generally will be effected by mail and such cost will include the cost of preparing and mailing the proxy materials. In addition to the use of the mails, proxies also may be solicited by personal interview, telephone, telegraph, telecopy, or other similar means. Although solicitation will be made primarily through the use of the mail, officers, directors, or employees of the Company may solicit proxies personally or by the above described means without additional remuneration for such activity.

                              1999 ANNUAL REPORTS

     Shareholders are concurrently being furnished with a copy of the Company's 1999 Annual Report to Shareholders which contains its audited financial statements at December 31, 1999. Additional copies of the Company's Annual Report and Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission (the "SEC"), may be obtained by contacting Ruth Jantz, representative of the Company, at CNA Plaza, Chicago, Illinois 60685, (312) 822-6841, and such copies will be furnished promptly at no additional expense.

                         VOTING SECURITIES AND PROXIES

     Only shareholders of record at the close of business on March 20, 2000 (the "Record Date"), have the right to receive notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date 42,945,960 shares of the Company's Common Stock, $.01 par value, per share, were issued and outstanding. Each share outstanding on the Record Date for the Annual Meeting entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. The shareholders of a majority of the Company's issued and outstanding Common Stock, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If, however, a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Annual Meeting until such time as a quorum is present or represented. At such time as a quorum is present or represented by proxy, the Annual Meeting will reconvene without notice to shareholders, other than an announcement at the prior adjournment of the Annual Meeting, unless the adjournment is for more than thirty (30) days or a new record date has been set.

     If a proxy in the form enclosed is duly executed and returned, the shares of the Company's Common Stock represented thereby will be voted in accordance with the specifications made thereon by the shareholder. If no such specifications are made, such proxy will be voted (i) for election of the Management Nominees (as hereinafter defined) for directors; (ii) for approval of the CNA Surety Corporation Employee Stock Purchase Plan, (iii) for ratification of Deloitte & Touche LLP as the Company's Independent Auditors for fiscal year 2000; and (iv) at the discretion of Proxy Agents (as hereinafter defined) with respect to such other business as may properly come before the Annual Meeting or any adjournment thereof. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. A proxy is revocable by either a subsequently dated, properly executed proxy appointment which is received by the Company prior to the time votes are counted at the Annual Meeting, or by a shareholder giving notice of revocation to the Company in writing or during the Annual Meeting prior to the time votes are counted. The mere presence at the Annual Meeting of a shareholder who appointed a proxy does not itself revoke the appointment.

                       ELECTION OF DIRECTORS (PROPOSAL I)

                       VOTING AND THE MANAGEMENT NOMINEES

     At the Annual Meeting eleven directors will be elected to serve one-year terms commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified. Management's nominees for the eleven director positions to be filled by vote at the Annual Meeting are (the "Management Nominees"):

                                 Giorgio Balzer
                                Philip H. Britt
                                Rod F. Dammeyer
                                 Edward Dunlop
                                  Melvin Gray
                                  Joe P. Kirby
                                William C. Pate
                                 Roy E. Posner
                                Thomas F. Taylor
                               Adrian M. Tocklin
                                Mark C. Vonnahme

All of the Management Nominees are currently serving as directors of the Company. For information regarding the Management Nominees, see "Directors and Executive Officers of the Registrant."

     At the Annual Meeting, if a quorum is present, the vote of a majority of the Company's Common Stock held by shareholders present in person or represented by proxy shall elect the directors. It is the present intention of John S. Heneghan and Paul T. Lively, who will serve as the Company's proxy agents at the Annual Meeting (the "Proxy Agents"), to vote the proxies which have been duly executed, dated and delivered and which have not been revoked in accordance with the instructions set forth thereon or if no instruction had been given or indicated, to elect the Management Nominees as directors. The Board does not believe that any of the Management Nominees will be unwilling or unable to serve as a director. However, if prior to the election of directors any of the Management Nominees becomes unavailable or unable to serve, the Board reserves the right to name a substitute nominee or nominees and the Proxy Agents expect to vote the proxies for the election of such substituted nominee or nominees.

     THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE MANAGEMENT NOMINEES. IF A CHOICE IS SPECIFIED ON THE PROXY BY A SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE MANAGEMENT NOMINEES.

               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The following sets forth the name, age, position and offices with the Company, present principal occupation or employment and material occupations and employment for the past five years of each person who is presently a director, a nominee for director, or an executive officer of the Company.

     GIORGIO BALZER, age 60; Director of the Company since September 30, 1997. Chairman and Chief Executive Officer, Business Men's Assurance Company of America since 1990; U.S. representative for Assicurazioni Generali, S.p.A.; Director of Commerce Bancshares, Inc. and of Jones & Babson, Inc.

     PHILIP H. BRITT, age 53; Director of the Company since March 3, 1998. Senior Vice President, Insurance Industry Division of Bank One, NA (formerly First Chicago NBD) since April 1988; various other positions with First Chicago NBD and its predecessor from 1982 through April 1988. Bank One, NA participates as a lender in the Company's unsecured revolving credit facility. Member of the Association of Insurance and Financial Analysts.

     ROD F. DAMMEYER, age 59; Director of the Company since September 30, 1997. Managing partner of EGI Corporate Investments, a division of Equity Group Investments, Inc. ("EGI"), since January 1996; Vice Chairman of Anixter International, Inc. ("Anixter") since February 1998; President and a director since 1985 and Chief Executive Officer since 1993 of Anixter; Director of Capsure Holdings Corp. ("Capsure") from January 1993 until September 30, 1997. Director of Allied Riser Communications Corporation, ANTEC Corporation, GATX Corporation, Groupo Azucarero Mexico, IMC Global Inc., Matria Healthcare, Inc., Stericycle, Inc., TeleTech Holdings, Inc., and Transmedia Network, Inc., and Trustee of the Van Kampen Closed End Mutual Funds.

     EDWARD DUNLOP, age 59; Retired. Director of the Company since November 17, 1998. Senior Vice President of The Chubb Corp. and Executive Vice President of Chubb & Son, Inc., from 1993 until retirement at the end of 1997.

     MELVIN GRAY, age 67; Director of the Company since September 30, 1997. Chairman and Chief Executive Officer since 1982 and various other positions of the Graycor, Inc. Companies since 1962. Member of Board of Advisors of the Construction Industry Institute.

     JOE P. KIRBY, age 46; Director of the Company since September 30, 1997. Director of Western Surety Company ("Western Surety") since 1979; Director of Capsure from May 1993 until September 30, 1997; President from 1979 until 1995 and Chief Executive Officer of Western Surety from 1979 until September 30, 1997. Mr. Kirby is the brother of Dan L. Kirby.

     WILLIAM C. PATE, age 36; Director of the Company since August 18, 1998. Director of Merger & Acquisitions of EGI since January 1994. Director of Danielson Holding Corporation.

     ROY E. POSNER, age 66; Retired. Director of the Company since September 30, 1997. Chief Financial Officer and Senior Vice President of Loews Corporation, the parent corporation of CNA Financial Corporation ("CNAF"), from 1973 until February 1997.

     THOMAS F. TAYLOR, age 48; Director of the Company and Chairman of its Board of Directors since June 17, 1999. President and Chief Operating Officer of CNA Specialty Operations since February, 1998. Chief Operating Officer of CNA Financial Insurance from 1995 to February, 1998. Director of R.V.I. Guaranty Co., Ltd. and R.V.I. America Corporation.

     ADRIAN M. TOCKLIN, age 48; Director since September 30, 1997 and Chairman of the Board from September 30, 1997, until March 3, 1998. President and Chief Executive Officer of Tocklin & Associates from January 1999 to present. President, CNA Diversified Operations from May 1995 until April 1998. President and Chief Operating Officer of Continental Insurance Company and its property and casualty affiliates ("CIC") and all of its insurance subsidiaries from June 1994 until May 1995; Executive Vice President of Continental Insurance Company from September 1992 until June 1994; various other positions with CIC since December 1974; Director of El Paso Energy Corp. and Trustee of George Washington University.

     MARK C. VONNAHME, age 50; Director, President and Chief Executive Officer of the Company since December 1996. Group Vice President and Senior Surety Officer of all CNAF insurance subsidiaries, including Continental Casualty Company ("CCC") and its property and casualty affiliates and CIC, from August 1993 until September 30, 1997. Vice President, Contract Surety Division of CCC from January 1993 until August 1993; and Assistant Vice President, Contract Surety Division of CCC, from 1991 until January 1993. Director of Surety Association of America.

     ROBERT E. AYO, age 59; Senior Vice President and Chief Underwriting Officer, Contract Surety of the Company since March 2, 1999, and President of Universal Surety of America since June 30, 1999. Vice President and Chief Underwriting Officer, Contract Surety of the Company from September 30, 1997, until March 2, 1999. Vice President and Chief Underwriting Officer, Contract Surety of all insurance subsidiaries of CNAF, including CCC and CIC, from March 1995 until September 30, 1997; Assistant Vice President and Underwriting Manager, Contract Surety of CCC, from January 1993 until March 1995; Underwriting Manager, Contract Surety of CCC from 1985 until January 1993.

     MICHAEL A. DOUGHERTY, age 41; Vice President and Chief Marketing Officer of the Company since November 1997. Senior Vice President Aon Risk Services of Illinois from April 1992 until November 1997. Midwest Regional Bond Manager, AIG from August 1988 to April 1992. Various positions within the bond division of the St. Paul Companies from June 1980 to August 1988.

     MELITA H. GEOGHEGAN, age 53; Vice President and Chief Human Resources Officer of the Company since September 30, 1997. Assistant Vice President of Human Resources, Surety Division of CCC from 1996 until September 30, 1997, and various positions with CCC from 1993 to 1996.

     THOMAS P. GREASEL, age 61; Vice President and Chief Claims Officer of the Company since September 30, 1997. Vice President and Director of Surety Claims for CCC from 1993 until September 30, 1997.

     JOHN S. HENEGHAN, age 37; Vice President and Chief Financial Officer of the Company since September 30, 1997, and Treasurer of the Company since March 2, 1999. Vice President of Capsure from December 1995 and Controller of Capsure from June 1994 until September 30, 1997; and various positions, including Senior Audit Manager, with Deloitte & Touche LLP from 1984 until June 1994.

     DAN L. KIRBY, age 53; Vice President, Legislative Affairs of the Company since September 30, 1997. Vice President, General Counsel and Secretary of Western Surety from 1974 until September 30, 1997; and Director of Capsure from May 1993 until September 30, 1997. Mr. Kirby is the brother of Joe P. Kirby.

     PAUL T. LIVELY, age 51; Vice President, Business Development since March 3, 1998, Secretary of the Company since May 1998, and General Counsel of the Company since March 2, 1999; Assistant Secretary of the Company from March 1998 to May 1998. Practicing attorney from 1988 until l998 with Querrey & Harrow, Ltd.; from 1979 until 1988 with O'Halloran, Lively & Walker; and from 1973 until 1978 with Bell, Boyd, Lloyd, Haddad & Burns (now known as Bell, Boyd, & Lloyd).

     STEPHEN T. PATE, age 53; Senior Vice President of the Company since March 2, 1999, and Vice President of the Company from September 30, 1997, until March 2, 1999. President and Chief Operating Officer of Western Surety since June 1995. Executive Vice President of Western Surety from October 1994 until June 1995; President, Surety Profit Center of CIC from April 1993 until October 1994; and Regional Vice President, Surety of CIC from June 1991 until April 1993.

     DAVID F. PAUL, age 57; Vice President, International of the Company since April 1999. Marketing Officer for International Surety with Willis from 1993 to April 1999; with Seaboard Surety Company from 1978 to 1993, holding various positions including head of its Canadian subsidiary and head of contract surety; previously holding manager positions with SAFECO Insurance Company and with Crum and Forester.

     THOMAS A. POTTLE, age 40; Senior Vice President of the Company since March 2, 1999, and Chief Operations Officer of the Company since September 30, 1997. Vice President of the Company from September 30, 1997, until March 2, 1999, Secretary of the Company from September 30, 1997, to May 1998, and Assistant Secretary since May 1998. Assistant Vice President and Surety Controller of CCC from 1996 until September 30, 1997; Surety Controller of CCC from September 1994 until 1996; and various positions with CCC from 1986 until September 1994.

     SHARON A. SARTORI, age 43; Senior Vice President and Chief Underwriting Officer, Commercial Surety of the Company since March 2, 1999. Vice President and Chief Underwriting Officer, Commercial Surety of the Company from November 1997, until March 2, 1999, Commercial Surety Territorial Underwriting Officer of the Company from September 30, 1997 until November 1997, and various positions, including Assistant Vice President and Territorial Underwriting Officer, of CCC from 1993 until September 30, 1997.

BOARD AND COMMITTEE MEETINGS

     The Board has an Executive Committee which consists of Messrs. Posner, Taylor, and Vonnahme. The Executive Committee met four times during 1999. The Executive Committee possesses and may exercise the full and complete authority of the Board in the management and business affairs of the Company during the intervals between the meetings of the Board. All action by the Executive Committee is reported to the Board at its next meeting and such action is subject to revision and alteration by the Board, provided that no rights of third persons can be prejudicially affected by the subsequent action of the Board. Vacancies on the Executive Committee are filled by the Board. However, during the temporary absence of a member of the Executive Committee, due to illness or inability to attend a meeting or for other cause, the remaining member(s) of the Executive Committee may appoint a member of the Board to act in the place and with all the authority of such absent member. The current members of the Executive Committee will continue in office until the Committee is dissolved, terminated or reorganized, or if such members are replaced.

     The Company also has an Audit Committee which consists of Messrs. Britt, Dammeyer, Dunlop, Gray and Posner (Chair). During 1999, the Audit Committee held four meetings. The Board at its March 7, 2000 meeting adopted a Charter to govern the Audit Committee. A copy of the Charter is included in the Appendix to this Proxy Statement. As described in the Charter, the Audit Committee is authorized and has the power to review (a) the financial reports and other financial information provided by the Corporation to governmental entities and the public; the Corporation's systems of internal controls regarding finance, accounting, internal audit, legal compliance and ethics that the Corporation's management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally, (b) the procedures of the Corporation and its subsidiaries regarding the appointment and the review of the independent public accountants, and the scope of and fees for their audits, and (c) any and all related party agreements and arrangements between the Corporation and its affiliates and any disputes that may arise thereunder.

     The Company also has a Compensation Committee which consists of Messrs. Balzer, Britt, Dunlop, Dammeyer, and J. Kirby (Chair). During 1999, the Compensation Committee held six meetings. The Compensation Committee reviews and administers all compensation matters for the five most highly compensated executive officers of the Company as well as its stock option plans.

     The Company also has an Investment Committee which consists of Ms. Tocklin (Chair) and Messrs. Gray, J. Kirby, Pate, Posner, Taylor, and Vonnahme. During 1999, the Investment Committee held five meetings. The Investment Committee establishes investment policies and oversees the management of the Company's investment portfolios.

     During 1999, four meetings of the Board were held.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based on its review of reports to the SEC about transactions in its Common Stock furnished to the Company and written representations of its directors, executive officers and 10% shareholders, the Company believes that for 1999 all reports required by Section 16(a) of the Exchange Act have been timely filed.

                             EXECUTIVE COMPENSATION

     The following tables show information with respect to the annual compensation (including option grants) for services rendered to the Company (or its predecessors) for the year ended December 31, 1999 by the chief executive officer and those persons who were, at December 31, 1999, the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                    OTHER ANNUAL                    ALL OTHER
                                          SALARY(1)    BONUS(1)    COMPENSATION(1)    OPTIONS    COMPENSATION(1)
 NAME AND PRINCIPAL POSITION      YEAR       ($)         ($)             ($)            (#)            ($)
 ---------------------------      ----    ---------    --------    ---------------    -------    ---------------
Mark C. Vonnahme..............    1999     350,000     275,000             --         92,100          16,763(13)
  President and Chief
     Executive                    1998     336,538     163,200             --         31,300           9,421(12)
     Officer of the Company       1997     264,519     114,700(2)      13,646(3)      30,000          27,461(4)
Stephen T. Pate...............    1999     262,500      82,700             --         42,400          16,403(13)
  Senior Vice President           1998     272,596      50,000             --         20,200           9,715(12)
     of the Company               1997     262,500     312,500(5)       5,970(6)      20,000           5,083(7)
Robert E. Ayo.................    1999     225,000     125,000             --         36,400          16,733(13)
  Senior Vice President of        1998     232,692      70,000             --         17,300          10,042(12)
     the Company                  1997     165,384      99,100(2)         326(8)      20,000          13,296(9)
Dan L. Kirby..................    1999     200,000      60,000             --         25,100          16,142(13)
  Vice President of the
     Company                      1998     207,692      18,800             --         11,500           9,338(12)
                                  1997     239,807     125,000            444(10)     15,000         524,756(11)
Michael A. Dougherty..........    1999     169,000      75,600             --         21,150          11,721(13)
  Vice President of the
     Company                      1998     168,750       8,900             --          9,400           3,652(12)
                                  1997(14)   15,625     15,000             --         15,000              17

---------------

(1) 1997 information includes salary, bonus, other annual and all other compensation paid prior to the merger, on September 30, 1997, by CCC and Capsure for Messrs. Vonnahme and Ayo and for Messrs. Kirby, and Pate, respectively.

(2) Includes transaction completion bonus of $4,700 for Mr. Vonnahme and $3,000 for Mr. Ayo.

(3) Includes $11,646 for health club and country club dues and $2,000 for income tax preparation.

(4) Includes $15,173 of CCC distributions from the CNA supplemental savings plan, $6,720 of 401(k) plan Company matching contributions to both the CNA and CNA Surety sponsored plans, $3,610 CCC paid automobile lease, $922 of CCC paid contributions on a life insurance policy owned by him and a $1,036 CCC paid retirement gift.

(5) Includes transaction and retention bonuses paid by Capsure of $312,500 for Mr. Pate.

(6) Includes $384 of reimbursements of health club dues and $5,586 for Company paid country club membership dues.

(7) Includes $4,800 for 401(k) plan Company matching contributions and $283 paid contributions on a life insurance policy.

(8) For reimbursement of health club dues.

(9) Includes $6,219 of 401(k) plan Company matching contributions to both the CNA and CNA Surety sponsored plans, $3,691 CCC paid automobile lease, $2,350 of paid contributions on a life insurance policy owned by him and a $1,036 CCC paid retirement gift.

(10) For reimbursement of health club dues.

(11) Includes $519,757 in connection with the exercise of Capsure stock options, $4,800 for 401(k) plan Company matching contributions and $199 paid contributions on a life insurance policy.

(12) Includes $6,720 for 401(k) Plan Company matching contribution, $1,721 for profit sharing contributions and paid contributions on life insurance policy for each individual. Except for Mr. Dougherty, whose 401(k) Plan Company matching contribution was $3,413.

(13) Includes $6,720 for 401(k) plan Company matching contribution, $8,800 for Profit Sharing contributions and paid contributions on life insurance policy for each individual. Except for Mr. Dougherty whose Profit Sharing contribution was $4,813.

(14) Partial year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
                           -----------------------------                                VALUE AT ASSUMED
                              NUMBER        % OF TOTAL                                ANNUAL RATES OF STOCK
                           OF SECURITIES    GRANTED TO                                 PRICE APPRECIATION
                            UNDERLYING       EMPLOYEES     EXERCISE OR                   FOR OPTION TERM
                              OPTIONS      DURING FISCAL   BASE PRICE    EXPIRATION   ---------------------
          NAME              GRANTED(#)         YEAR          ($/SH)         DATE      5% ($)       10% ($)
          ----             -------------   -------------   -----------   ----------   ------       -------
Mark C. Vonnahme.........     35,000            6.1%          11.06       03/02/09    243,863       617,313
                              57,100           10.0%          11.00       10/11/09    395,132     1,000,392
Robert E. Ayo............     18,000            3.2%          11.06       03/02/09    125,415       317,475
                              18,400            3.2%          11.00       10/11/09    127,328       322,368
Michael A. Dougherty.....     10,150            1.8%          11.06       03/02/09     70,720       179,021
                              11,000            1.9%          11.00       10/11/09     76,120       192,720
Dan L. Kirby.............     12,000            2.1%          11.06       03/02/09     83,610       211,650
                              13,100            2.3%          11.00       10/11/09     90,652       229,512
Stephen T. Pate..........     21,000            3.7%          11.06       03/02/09    146,318       370,388
                              21,400            3.8%          11.00       10/11/09    148,088       374,928

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                                                         VALUE OF UNEXERCISED
                                                            NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS AT
                        SHARES ACQUIRED       VALUE         OPTIONS AT FY-END(#)               FY-END($)
NAME                    ON EXERCISE(#)     REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                    ---------------    -----------    -------------------------    -------------------------
Mark C. Vonnahme......     0                 0              20,867/132,533                  0/182,013
Robert E. Ayo.........     0                 0               11,534/62,166                  0/71,675
Michael A.
  Dougherty...........     0                 0               6,267/39,283                   0/41,666
Dan L. Kirby..........     0                 0               22,667/43,933               132,500/49,450
Stephen T. Pate.......     0                 0               28,467/69,133               150,000/83,488

                           COMPENSATION OF DIRECTORS

     Directors, except for employees of the Company or its affiliates, are compensated at the annual rate of $25,000, paid in quarterly installments, and receive $1,500 for each meeting of the Board and committees of the Board of the Company which they attend. The Company's Board of Directors and the Company's shareholders have previously approved the CNA Surety Corporation Non-Employee Directors Deferred Compensation Plan (the "Directors Stock Plan"). The Directors Stock Plan provides non-employee directors an opportunity to defer receipt of the annual retainer fees and have them deemed invested in stock units, thereby enhancing the long-term mutuality of interest between directors and shareholders.

                              EMPLOYMENT CONTRACTS

     The Company has entered into employment agreements with Mr. Mark C. Vonnahme and with certain other executive officers. The agreement with Mr. Vonnahme runs from January 1, 2000 through December 31, 2001, with automatic one-year renewals unless the Company or Mr. Vonnahme provides the other party with thirty (30) day written notice of intent not to renew. The Company had previously entered into an employment agreement with Mr. Vonnahme on October 3, 1997, which ran through December 31, 1999. The current agreement provides for a minimum annual base salary of $375,000 for the first year and $400,000 for the second year, an annual incentive bonus contingent on achievement of performance criteria approved by the Compensation Committee, a long-term incentive compensation program which includes participation in the Company's stock option plan, and participation in Company benefit programs. In the event of Mr. Vonnahme's termination because of voluntary resignation, for cause, or because of death or disability, the agreement further provides for pro-rated salary and benefits through the date of termination. The agreement also provides for a severance benefit if his employment is terminated without cause by the Company, with cause by Mr. Vonnahme for good reason, for non-renewal of the agreement, or because of a change in control of the Company. A change in control of the Company is deemed to occur because of any of the following events: (i) CCC and any affiliates no longer are able collectively to elect a majority of the Company's Board, (ii) a sale of all or substantially all of the Company's assets, or (iii) a merger, consolidation or other business combination between the Company and an unaffiliated third party is consummated in which the Company is not the surviving corporation (collectively a "Change in Control"). The severance benefit is to consist of payment of two years of Mr. Vonnahme's then annual base salary, continuation in all of the Company's health benefit plans for up to two years, receipt of amounts in which he is then vested or otherwise entitled to receive pursuant to any plan maintained by the Company, plus payment of certain bonuses and long term compensation awards held by him at the date of termination. Additionally, if the termination occurs because of a Change in Control, any unvested stock options held by him shall immediately vest and the exercise period for such options shall extend for two years from the date of the termination. In the event of any type of termination, the agreement additionally requires the Company to pay Mr. Vonnahme an amount equal to any and all taxes payable by him pursuant to any or all of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, and any similar federal, state, local, or other law relative to the termination compensation. As part of the agreement, Mr. Vonnahme agreed to certain confidentiality, non-competition, and non-solicitation provisions.

     The Company also entered into two-year employment agreements with Messrs. Ayo, Dougherty, Heneghan, Pate, and Paul as executive officers, commencing January 1, 2000, and ending December 31, 2001, with automatic one-year renewals unless the Company or the officer provides the other party with thirty (30) days written notice of intent not to renew. These agreements provide for an annual base salary of $250,000 for Mr. Ayo, $180,000 for Mr. Dougherty, $180,000 for Mr. Heneghan, $275,000 for Mr. Pate, and $180,000 for Mr. Paul which amounts are subject to either the Compensation Committee's or the Board of Directors' annual review, and provide for additional compensation in the form of an annual incentive bonus contingent on achievement of performance criteria approved by the Compensation Committee or, as to Messrs. Heneghan and Paul, by the Company's President, a long-term incentive compensation program which includes participation in the Company's stock option plan, and participation in Company benefit programs. The agreements also provide for a severance benefit if the officer's employment is terminated without cause by the Company, with cause by the officer for good reason, for non-renewal of the agreement, or because of a Change in Control. The severance benefit is to consist of payment of two years of the officer's then annual base salary, continuation in all of the Company's health benefit plans for up to two years, receipt of amounts in which the officer is then vested or otherwise entitled to receive pursuant to any plan maintained by the

Company, plus payment of certain bonuses and long term compensation awards held by the officer at the date of termination. Additionally, if the termination occurs because of a Change in Control, any unvested stock options held by the officer shall immediately vest and the exercise period for such options shall extend for two years from the date of the termination. As part of the agreements, these executive officers agreed to certain confidentiality, non-competition, and non-solicitation provisions.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     The members of the Company's Compensation Committee are Messrs. Balzer, Britt, Dammeyer, Dunlop, and J. Kirby.

     Mr. J. Kirby is a director of the Company and was both a former officer and a director of Capsure. Mr. J. Kirby is the brother of D. Kirby who is currently an officer of CNA Surety and was a director of Capsure.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     As was previously reported by the Committee in the March 1999 Proxy Statement, the compensation policy of the Company for its executive officers (including those named in the Summary Compensation Table) has been to pay base salaries, annual bonuses, and long term incentives that are both competitive and recognize the accomplishment of the Company's stated goals of building a financial services business primarily focusing on surety, fidelity and other related products.

     Effective January 1, 2000, the Company entered into employment agreements with Mark C. Vonnahme and Robert E. Ayo, Michael A. Dougherty, John S. Heneghan, Stephen T. Pate, and David F. Paul. See "Employment Contracts" for a description of the agreements.

     With respect to Mr. Vonnahme's compensation as reported for the year ended December 31, 1999, in addition to base compensation, he was paid an annual incentive bonus for performance for the year ended December 31, 1998, targeted at fifty percent of his 1998 base salary, and was granted stock options as part of the Company's Long Term Incentive Program which were capable of vesting in 1999.

     To assess Mr. Vonnahme's entitlement to receive the annual incentive bonus for 1998 performance, the Committee set corporate shared goals and individual goals for him. The former goals measured performance of the enterprise-wide (1) combination of loss and expense ratios and (2) gross written premium production. The latter goals included development and implementation of growth and capital strategies which are intended to yield targeted ranges of return on equity. Mr. Vonnahme achieved the goals established for 1998 and in 1999 was paid an incentive bonus of $275,000.

     Additionally, on March 2, 1998, Mr. Vonnahme was granted 31,300 stock options, representing an option value, at the time granted, equivalent to approximately fifty percent of his 1998 base salary compensation. Of these options, 15,650 are to vest in equal amounts over a three year period commencing March 2, 1998 (the "time vested options"), and 15,650 are to vest if the Company's annual return on equity achieved 16.2 percent by December 31, 2000 (the "performance vested options"). In 1999, the Committee determined that the required annual return on equity had been achieved. Accordingly, during 1999, Mr. Vonnahme became vested with 5,217 time vested options and 15,650 performance vested options.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162 (m) of the Internal Revenue Code of 1986, as amended, to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner.

                                 Giorgio Balzer
                                Philip H. Britt
                                Rod F. Dammeyer
                                 Edward Dunlop
                                  Joe P. Kirby

                               PERFORMANCE GRAPH

     Below is a graph comparing total shareholder return on the Company's Common Stock over the period from September 30, 1997 (date of inception) through December 31, 1999 with a broad equity market index, the S&P 500, and a published industry index, the S&P Property and Casualty Insurance Index, as required by the rules of the SEC.

PERFORMANCE GRAPH

----------------------------------------------------------------------------------------------------------------------------------
                                      10/1/97   12/31/97   3/31/98   6/30/98   9/30/98   12/31/98   3/31/99    6/30/99    9/30/99
----------------------------------------------------------------------------------------------------------------------------------
 CNA Surety Corporation               100.00     102.92    106.25     98.33     96.67     105.00      82.50     102.08      87.50
----------------------------------------------------------------------------------------------------------------------------------
 S&P 500 Index                        100.00     102.87    116.31    119.69    107.36     129.76     136.01     144.91     135.41
----------------------------------------------------------------------------------------------------------------------------------
 Property-Casualty Insurance          100.00     108.05    111.57    112.35     94.76      98.88      81.14      85.71      70.39
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------  ------------
                                      12/31/99
------------------------------------------------------
 CNA Surety Corporation                 86.67
-----------------------------------------------------------
 S&P 500 Index                         155.10
----------------------------------------------------------------
 Property-Casualty Insurance            72.33
---------------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 10, 2000, except as noted, certain information with respect to each person or entity who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock:

                  NAME AND ADDRESS OF                         AMOUNT AND NATURE
                    BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS
                  -------------------                     --------------------------    ----------------
Continental Casualty Company and Affiliates.............          27,096,347                  63.0%
  CNA Plaza
  Chicago, IL 60685
Samuel R. Shapiro, Shapiro Capital Management
  Company, Inc.,........................................           4,130,232(3)                9.6%
  The Kleidoscope Fund, L.P.
  3060 Peachtree Road, N.W
  Atlanta, GA 30305(2)

---------------

(1) The number of shares of the Company's Common Stock indicated as beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2) Shapiro Capital Management Company, Inc. ("Shapiro Capital") is a Georgia corporation and an investment adviser under the Investment advisers Act of 1940. One or more of Shapiro Capital's advisory clients is the legal owner of the Company's Common Stock. Pursuant to the investment advisory agreements with its clients, Shapiro Capital. has the authority to direct the investments of its advisory clients, and consequently to authorize the disposition of the Company's Common Stock. Mr. Shapiro is the president, a director, and majority shareholder of Shapiro Capital and may be deemed to be an indirect beneficial owner of the shares of the Company's Common Stock owned by Shapiro Capital, but he disclaims such ownership of these shares. The Kleidoscope Fund, L.P. is a Georgia limited partnership.

(3) As of January 15, 2000, includes 121,800 shares which are owned by Kleidoscope Fund L.P.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following information is furnished as of March 10, 2000 with respect to the shares of the Company's Common Stock beneficially owned by each director and by those executive officers named in the Summary Compensation Table and by all directors and executive officers as a group. Information concerning the directors and officers and their security holdings has been furnished by them to the Company.

                                                                   SHARES UPON
            NAME OF               SHARES OF        DEFERRED        EXERCISE OF                 PERCENT OF
       BENEFICIAL OWNER          COMMON STOCK   STOCK UNITS(1)   STOCK OPTIONS(2)   TOTAL(3)     CLASS
       ----------------          ------------   --------------   ----------------   --------   ----------
Giorgio Balzer.................           0             0                  0              0         *
Philip H. Britt................       3,000         3,359                  0          6,359         *
Rod F. Dammeyer................           0         3,359                  0          3,359         *
Edward Dunlop..................           0           498                  0            498         *
Melvin Gray....................       1,000(4)      3,359                  0          4,359         *
Joe P. Kirby...................      44,209         3,359             15,000         62,568         *
William C. Pate................           0         2,033                  0          2,033         *
Roy E. Posner..................         250         1,326                  0          1,576         *
Thomas F. Taylor(5)............      10,000             0                  0         10,000         *
Adrian M. Tocklin..............       1,000             0                  0          1,000         *
Mark C. Vonnahme...............       8,500(6)         --             37,752         46,252         *
Robert E. Ayo..................       1,000            --             20,417         21,417         *
Michael A. Dougherty...........         400            --             11,218         11,618         *
Dan L. Kirby...................      11,674            --             28,584         40,258         *
Stephen T. Pate................       4,800            --             38,834         43,634         *
All directors and executive
  officers as a group (22
  persons) including the
  above-named persons..........     101,451        17,291            215,123        333,865       0.8%

---------------

 *  Less than 1%

(1) In January, 1998, the Company established the CNA Surety Corporation Non-Employee Directors' Deferred Compensation Plan. Under this plan, each director who is not a full-time employee of the Company or any of its affiliates may defer all or a portion of the annual retainer fee that would otherwise be paid to such director. The deferral amount will be deemed vested in Common Stock Units equal to the deferred fees divided by the fair market value of the Company's Common Stock as of each quarterly meeting.

(2) Represents beneficial ownership of shares that may be acquired by the exercise of stock options which are currently exercisable or exercisable within sixty days of the date of this table.

(3) The amounts of the Company's Common Stock and stock options beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(4) Shares are held in trust in Mr. Gray's name.

(5) Mr. Taylor owns 164,259 shares of CNA Financial Corporation common stock and 200 shares of Loews Corporation common stock.

(6) Includes 1,000 shares owned jointly by Mr. Vonnahme and his wife with whom he shares voting and investment power.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     CCC and the insurance subsidiaries of the Company have entered into various reinsurance agreements designed to protect against adverse loss reserve development related to the CCC Surety Operations reserves at the Merger Date, and help preserve, through the year 2000, the profitability of CCC Surety Operations and certain additional accounts. The reinsurance agreements together with the Services and Indemnity Agreement, that is described below, provided for the initial transfer of the CCC Surety Operations to CNA Surety's insurance subsidiaries. The reinsurance agreements entered into at the Merger Date are:
(i) the Surety Quota Share Treaty (the "Quota Share Treaty"); (ii) the Aggregate Stop Loss Reinsurance Contract (the "Stop Loss Contract"); and (iii) the Surety Excess of Loss Reinsurance Contract (the "Excess of Loss Contract").

     The Services and Indemnity Agreement provides the insurance subsidiaries with the authority to perform various administrative, management, underwriting and claim functions in order to conduct the business of the CCC Surety Operations and to be reimbursed by CCC for services rendered. In consideration for providing the foregoing services, CCC has agreed to pay the insurance subsidiaries a quarterly fee of $50,000. There was no amount due to the CNA Surety insurance subsidiaries as of December 31, 1999.

     Through the Quota Share Treaty, CCC and CIC ceded, as of the Merger Date, and subsequently paid on October 1, 1997, to Western Surety all of its net unearned premiums and loss and loss adjustment expense reserves, net of $29.0 million of ceded commissions. The payment totaled $116.9 million.

     Through the Quota Share Treaty, CCC and CIC transfer to Western Surety all surety business written or renewed by CCC and CIC after the Merger Date. CCC and CIC transfer the related liabilities of such business and pay to Western Surety an amount in cash equal to CCC's and CIC's net written premiums written on all such business, minus a quarterly ceding commission to be retained by CCC and CIC equal to $50,000 plus 28% of net written premiums written on such business. CCC and CIC paid Western Surety, net of commissions and reinsured loss payments, $103.8 million for the year ended December 31, 1999, $100.8 million for the year ended December 31, 1998 and $21.2 million during the period from September 30, 1997 (date of inception) through December 31, 1997. As of December 31, 1999 and 1998, CNA Surety had a reinsurance receivable balance from CCC and CIC of $57.1 million and $47.2 million, respectively. This balance is primarily comprised of direct premium receivables of CCC and CIC with respect to the surety business ceded to Western Surety. CNA Surety had reinsurance payables to CCC and CIC of $6.9 million and $1.4 million as of December 31, 1999 and 1998, respectively, primarily related to reinsured losses.

     Under the terms of the Quota Share Treaty, CCC has guaranteed the loss and loss adjustment expenses transferred to Western Surety by agreeing to pay Western Surety, within 30 days following the end of each calendar quarter, the amount of any adverse development on such reserves, as reestimated as of the end of such calendar quarter. There was not any adverse reserve development for the period from September 30, 1997 (date of inception) through December 31, 1999. The Quota Share Treaty has a term of five years from the Merger Date.

     The Stop Loss Contract protects the insurance subsidiaries from adverse loss experience on certain business underwritten after the Merger Date. The Stop Loss Contract between the insurance subsidiaries and CCC limits the insurance subsidiaries' prospective net loss ratios with respect to certain accounts and lines of insured business for at least three fiscal years following the Merger Date. In the event the insurance subsidiaries' accident year net loss ratio exceeds 24% in any of 1997 through 2000 on certain insured accounts (the "Loss Ratio Cap"), the Stop Loss Contract requires CCC at the end of each calendar quarter following the Merger Date, to pay to the insurance subsidiaries a dollar amount equal to (i) the amount, if any, by which their actual accident year net loss ratio exceeds the applicable Loss Ratio Cap, multiplied by (ii) the applicable net earned premiums. In consideration for the coverage provided by the Stop Loss Contract, the insurance subsidiaries will pay to CCC an annual premium of $20,000. The CNA Surety insurance subsidiaries have paid CCC all required annual premiums. There was no amount due to the CNA Surety insurance subsidiaries from CCC under the Stop Loss Contract as of December 31,1999.

     The Excess of Loss Contract provides the insurance subsidiaries of CNA Surety with the capacity to underwrite large surety bond exposures by providing reinsurance support from CCC. The Excess of Loss

Contract provides $75 million of coverage in excess of the $55 million of coverage provided to the insurance subsidiaries by third party reinsurers, which is in turn in excess of the $5 million of coverage per principal to be retained by the CNA Surety insurance subsidiaries. Subsequent to the Merger Date, the Company entered into a second excess of loss contract with CCC ("Second Excess of Loss Contract"). The Second Excess of Loss Contract provides additional coverage for principal losses that exceed the foregoing coverage of $75 million per principal provided by the Excess of Loss Contract, or aggregate losses per principal in excess of $135 million. The two Excess of Loss Contracts collectively provide coverage for losses discovered on surety bonds in force as of the Merger Date and for losses discovered on new and renewal business written during the term of the Excess of Loss Contracts. CCC is also obligated to act as a joint insurer, or "co-surety," for business covered by the Excess of Loss Contract when requested by the CNA Surety insurance subsidiaries. In consideration for the reinsurance coverage provided by the Excess of Loss Contracts, the insurance subsidiaries pay to CCC, on a quarterly basis, a premium equal to 1% of the net written premiums applicable to the Excess of Loss Contract, subject to a minimum premium of $20,000 and $5,000 per quarter under the Excess of Loss Contract and Second Excess of Loss Contract, respectively. There were no amounts due to CCC under the Excess of Loss Contract and Second Excess of Loss Contract as of December 31, 1999. Both Excess of Loss Contracts commenced immediately following the Merger Date and continue for a period of five years from the Merger Date.

     CNA Surety also entered into an Administrative Services Agreement with CCC as of the Merger Date. The agreement allows the Company continued use of certain real and personal property owned or leased by CCC. The Company may cancel, without penalty, any lease under the agreement by giving CCC sixty days notice. The Company can also purchase many of the administrative services provided to the CCC Surety Operations by CCC. CNA Surety, however, is under no obligation to purchase any services under the Administrative Services Agreement. The aggregate maximum annual cost for the use of real and personal property and for services available under the agreement is approximately $7.9 million. Administrative services are provided at specified rates, subject to inflationary increases. The Company was charged $5.5 million, $7.5 million, and $2.5 million for the year ended December 31, 1999 and 1998 and the period from September 30, 1997 to December 31, 1997, respectively, for rents and services provided under the agreement. In addition, the Company was charged $3.0 million and $2.2 million for direct costs incurred by CCC on the Company's behalf during 1999 and 1998, respectively. The Company paid CCC $8.7 million and owed $0.6 million which was reflected in other liabilities in the Company's Consolidated Balance Sheet at December 31, 1999.

     Western Surety has entered into two series of business transactions with entities in which either or both CCC or affiliates of CCC have an interest. One series involves four separate refundment guarantees for the benefit of wholly owned subsidiaries of Hellespont Shipping Corporation ("Hellespont"). Hellespont is 49 percent owned by Majestic Shipping Corporation which is a wholly owned subsidiary of Loews Corporation ("Loews"). Loews owns approximately 86 percent of the outstanding stock of CNA Financial Corporation ("CNAF"), CNAF owns approximately 63 percent of CNA Surety, and CCC is a principal operating subsidiary of CNAF. As one of several sureties participating in the surety program for Samsung Heavy Industries Co., Ltd., Seoul, Korea ("Samsung"), CCC has provided refundment guarantees for repayment of advance payments made by Hellespont or its subsidiaries on four ship building contracts between Samsung and Hellespont's subsidiaries should Samsung not perform the contracts. Loews is also a subordinated beneficiary of the guarantees. These refundment guarantees were transferred to Western Surety through the Quota Share Treaty and are covered by the Excess of Loss Contracts provided by CCC. Each guarantee is in the amount of $55.4 million, plus interest, and will terminate on acceptance of the ships by their buyers. These acceptances are currently anticipated to be made upon delivery of the ships now scheduled for December 2001, March 2002, May 2002, and September 2002, respectively. Premiums written on the first two guarantees totaled $1.29 million in 1999 and on the second two guarantees totaled $1.07 in 2000 to Western Surety, of which 28 percent was paid to CCC as a ceding commission.

     The second series involves five separate real estate residual value insurance policies issued by R.V.I. America Insurance Company ("RVI -- America") reinsured by Western Surety through the Quota Share Treaty. RVI America is a wholly owned subsidiary of R.V.I. America Corporation which is a wholly owned subsidiary of R.V.I. Guaranty Company Ltd. of Bermuda ("RVI -- Bermuda").
RVI -- Bermuda is 50 percent owned by CCC. The transactions involve policies with limits totaling approximately $11.5 million. CCC is reinsuring the full extent of RVI -- America's exposure on the policies. Pursuant to the Quota Share Treaty, Western Surety is, in turn, reinsuring all of CCC's exposures on the policies. Subject to future review and approval of the South Dakota Division of Insurance, Western Surety is then reinsuring all of its exposure on the policies with RVI-Bermuda, a non-admitted reinsurer. The policy limits range from approximately $1.66 million to $2.95 million, with an average policy limit of approximately $2.31 million and total limits of all policies of $11.54 million. Net premium amounts to be retained in 2000 relative to these reinsurance transactions total approximately $519,300 as follows: RVI -- America, $51,930; CCC, $130,800; Western Surety, $84,900; and RVI -- Bermuda, $251,600.

     Finally, on March 20, 2000, CNAF announced a proposal by CCC to acquire all of the outstanding shares of the Company's Common Stock not currently owned by CCC and its affiliates through a negotiated cash tender offer at a price of $13.00 per share. CCC and its affiliates own approximately 63% of the outstanding shares of the Company. The Company's Board of Directors has appointed a special committee of independent directors to review the proposal. The review is not yet completed, and the Company is not currently in a position to make any recommendation to its shareholders concerning the proposed tender offer.

     The tender offer for the outstanding shares of the Company's Common Stock described in the preceding paragraph has not yet commenced. After the tender offer commences, the Company will file a solicitation/recommendation statement with the Securities and Exchange Commission. The Company's shareholders should read the solicitation/recommendation statement when it becomes available because it will contain important information about the Company's position regarding the tender offer. The Company's shareholders can obtain the solicitation/recommendation statement and other documents that are filed with the Securities and Exchange Commission for free on the Securities and Exchange Commission's web site at http://www.sec.gov. Upon written or oral request, the Company will send shareholders the solicitation/recommendation statement (except for exhibits) for free when it is available. The Company's shareholders can call the Company at (312) 822-5841 or write to the Company at:

         CNA Surety Corporation
         CNA Plaza
         Chicago, IL 60685
         Attention: Ms. Ruth Jantz

                     APPROVAL OF THE CNA SURETY CORPORATION
                   EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL 2)

     The Company's Board of Directors has approved, subject to the approval of the Company's shareholders, the CNA Surety Corporation Employee Stock Purchase Plan (the "Plan"), to become effective July 1, 2000, and to be administered by or on behalf of the Company. The purpose of the Plan is to provide an opportunity for employees to acquire a proprietary interest in the Company and thereby, to have an additional incentive to contribute to the prosperity of the Company. The Plan permits eligible employees to purchase shares of the Company's Common Stock through accumulated payroll deductions. It is the intent of the Company to have the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986 (the "Code"); the Company believes that the Plan is not subject to any provisions of the federal Employee Retirement Income Security Act of 1974, as amended.

     An employee is eligible to participate in the Plan if the employee is regularly employed by the Company or its designated subsidiaries; does not own, directly or indirectly, an aggregate of five percent or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company; is not customarily employed by the Company's subsidiaries for less than 20 hours per week or five months per year; or is not a highly compensated employee within the meaning of Code Section 414(g); or does not file statements pursuant to Section 16 of the Securities Exchange Act of 1934. Employees' participation is voluntarily. A Plan participant elects to have the Company take after-tax deductions regularly from the participant's compensation and place the deductions in an account to purchase the Company's Common Stock for the participant during a purchase period. The deductions are not to exceed ten percent of a participant's compensation, and no further contributions by the participant and no contributions by the Company to the participant's account are permitted. The participant's accumulated contributions are then used to purchase shares of the Company's Common Stock at the lower of a percentage not less than 85 percent of the fair market value of the Company's Common Stock on either the first or the last day of the purchase period. The Company will pay all expenses incurred in the administration of the Plan, but the participant is responsible for any fees on a future sale of the participant's shares. The Company will pay all expenses incurred in administering the Plan and will not be entitled to an income tax deduction for the discount received by the participant on the purchase price of the shares. The Plan will continue until June 30, 2010, subject to earlier modification or termination of the Plan by the Board of Directors. Adoption of the Plan requires the issuance of 2.2 million of the Company's authorized 100 million shares of Common Stock. The number of shares issued and outstanding will increase as shares are purchased by participants. As noted earlier in this Statement, as of the Record Date, there were 42,945,960 shares of the Company's Common Stock issued and outstanding.

     At the Annual Meeting, if a quorum is present, the vote of a majority of the Company's Common Stock held by shareholders present in person or represented by proxy shall approve the Plan. It is the present intention of the Company's Proxy Agents to vote at the Annual Meeting the proxies which have been duly executed, dated and delivered and which have not been revoked in accordance with the instructions set forth thereon if no instruction had been given or indicated, for approval of the Plan.

     THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE CNA SURETY CORPORATION EMPLOYEE STOCK PURCHASE PLAN. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO CHOICE SPECIFICATION IS MADE, SHARES WILL BE VOTED "FOR" APPROVAL OF THE CNA SURETY CORPORATION EMPLOYEE STOCK PURCHASE PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 3)

     Upon the recommendation of the Audit Committee, the Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the 2000 fiscal year. Deloitte & Touche LLP has audited the Company's financial statements as of and for the three months ended December 31, 1997, and as of and for the years ended December 31, 1998 and 1999, as well as the financial statements of the CCC Surety Operations as of and for the three years ended December 31, 1996. A representative of Deloitte & Touche LLP will be present at the meeting and be available to respond to appropriate questions.

     At the Annual Meeting, if a quorum is present, the vote of a majority of the Company's Common Stock held by shareholders present in person or represented by proxy shall ratify the appointment, by the Board of Directors, of Deloitte & Touche LLP as the Company's independent auditors. It is the present intention of the Company's Proxy Agents to vote at the Annual Meeting the proxies which have been duly executed, dated and delivered and which have not been revoked in accordance with the instructions set forth thereon or if no instruction had been given or indicated, to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors.

     THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO CHOICE SPECIFICATION IS MADE, SHARES WILL BE VOTED "FOR" RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                SHAREHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING

     Under the rules of the SEC, the Company is required to disclose the deadline for submitting shareholder proposals for inclusion in the Company's proxy statement and form of proxy for the Company's next annual meeting, calculated in the manner provided by the rule of the SEC and the date after which notice of a proposal submitted outside the processes of the rule of the SEC is considered untimely. Under the calculation provided by the rule of the SEC, a proposal submitted by a shareholder for the 2001 Annual Meeting of Shareholders of the Company must be received by the Secretary of the Company, CNA Plaza, Chicago, Illinois 60685, by November 27, 2000, in order to be eligible to be included in the Company's proxy statement for that meeting. Under the Company's By-Laws, to be timely, a shareholder's notice of a shareholder proposal must be delivered to, or mailed and received at, the principal executive offices of the Company, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

                                   CONCLUSION

     The Company knows of no business which will be presented at the Annual Meeting other than the election of Directors to the Board, the approval of the CNA Surety Corporation Employee Stock Purchase Plan and the ratification of the Company's independent accountants. However, if other matters properly come before the meeting, it is the intention of the Proxy Agents to vote upon such matters in accordance with their good judgment in such matters.

                                            By Order of the Board of Directors

                                            PAUL T. LIVELY
                                            Secretary

                          APPENDIX TO PROXY STATEMENT

                             CNA SURETY CORPORATION
                             ---------------------

                                AUDIT COMMITTEE
                                    CHARTER
                             ---------------------

I.  COMMITTEE PURPOSES

     The essential functions of the Audit Committee (the "Committee") in assisting the Board of Directors in fulfilling its oversight responsibilities are to review (a) the financial reports and other financial information provided by the Corporation to governmental entities and the public; the Corporation's systems of internal controls regarding finance, accounting, internal audit, legal compliance and ethics that the Corporation's management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally, (b) the procedures of the Corporation and its subsidiaries regarding the appointment of the independent public accountants, and the scope of and fees for their audits, and (c) any and all related party agreements and arrangements between the Corporation and its affiliates and any disputes that may arise thereunder. The Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     - Review and appraise the audit efforts of the Corporation's independent accountants and internal auditors.

     - Provide an open avenue of communication among the independent accountants, the Corporation's financial and senior management, the internal auditors, and the Board of Directors.

     -  Review and appraise the fairness of related party transactions.

II.  COMPOSITION

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an Independent Director, as described in
Section V of this Charter, and otherwise free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices including the ability to read and understand fundamental financial statements, including the balance sheet, income statement, and statement of cash flows. Committee members may enhance their familiarity with finance and accounting by completing a basic financial accounting course as offered by college or university business school programs or an equivalent program sponsored by the Corporation.

     At least one member of the Committee shall have accounting or related financial expertise. Financial expertise includes past employment experience in finance, banking, or accounting; requisite professional certification in accounting; or prior comparable experience, such as being or having been charged with financial oversight responsibilities, which results in the member's financial sophistication.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. The members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials as described in Section IV.2, below.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee shall:

DOCUMENTS/REPORTS REVIEW

1. Review this Charter at least annually for adequacy and update its provisions, as conditions dictate.

2. Review with the Corporation's financial management and the independent accountants any regular report to the Securities and Exchange Commission, containing any report on the Corporation's consolidated financial statements, prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

3. Review the reports to the Corporation's management prepared by the internal auditors and management's response to such reports.

INDEPENDENT ACCOUNTANTS

4. Recommend to the Board on the nomination of the independent accountants for the Corporation shareholders' approval, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. The Committee is to require the independent accountants to submit to the Committee on a periodic basis a formal written statement delineating all relationships between the independent accountant and the Corporation. On an annual basis, the Committee is to review and discuss with the independent accountants all relationships the accountants have with the Corporation that might affect the independent accountants' objectivity and independence. In so doing, the Committee will request from the independent accountants their written affirmation that they are in fact independent with respect to the Corporation. The Committee shall recommend to the Board any action to take to ensure the independence of the independent accountant. The Committee is to advise the independent accountant that the independent accountant is ultimately accountable to the Board and the Committee as representatives of the Corporation's shareholders.

5. Review, evaluate, and report to the Board on the performance of the independent accountants, and when circumstances warrant, any proposed discharge of the independent accountants.

6. Periodically consult with the independent accountants and internal auditors out of the presence of the Corporation's management about internal controls and the completeness and accuracy of the financial statements.

FINANCIAL REPORTING PROCESS

7. In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external. Such review shall include the Corporation's and subsidiaries' insurance regulatory reporting processes and any other similar processes regarding the distribution of financial information to other governmental bodies or the public.

8. Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

9. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditors.

PROCESS IMPROVEMENT

10. Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in Corporation management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

11. Following completion of the annual audit, review separately with each of management, the independent accountants, and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12. Review any significant disagreement among management and the independent accountants or the internal auditors in connection with the preparation of the financial statements.

13. Review with the independent accountants, the internal auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review should be conducted at an appropriate length of time subsequent to implementation of changes or improvements, as decided by the Committee.

ETHICAL AND LEGAL COMPLIANCE

14. Review and periodically update the Corporation's Code of Employee Professional Conduct and confirm that the Corporation's management has established a system to monitor and enforce this Code.

15. Confirm that the Corporation's management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

16. Review activities, organizational structure, and qualifications of the internal auditors.

17. Review, with the Corporation's general counsel, legal compliance matters.

18. Review with the Corporation's general counsel any legal matter that the Committee understands could have a significant impact on the Corporation's financial statements.

19. Conduct or authorize investigations into matters within the Committees scope of responsibilities. The Committee is authorized to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

20. Perform any other activities, consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

RELATED PARTY TRANSACTIONS

21. Review for fairness to the Corporation and its subsidiaries, as applicable, all proposed transactions or other arrangements between any affiliated or related party and either or both the Corporation and its subsidiaries and recommend to the Board whether the transactions or other arrangements should be approved.

22. Review and make recommendations to the Board regarding any dispute between any affiliated or related party and either or both the Corporation and its subsidiaries.

LIMITATION OF RESPONSIBILITY

23. While the Audit Committee has the responsibilities and powers provided by this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountant. Similarly, it is not the duty of the Committee to conduct investigations, to resolve disagreements, if any between management and the independent accountant, or to assure compliance with laws and regulations and the Corporation's Code of Employee Professional Conduct.

V.  INDEPENDENCE OF DIRECTORS

     For purposes of this Charter, a director is deemed to be an Independent Director according to the following requirements:

     - A director who is an employee (including non-employee executive officers) of the Corporation, its subsidiaries, or any of its affiliates may not serve on the Committee until three years following termination of employment. "Affiliate" includes a subsidiary, sibling company, predecessor, parent company, or former parent company.

     - A director who is a partner, controlling shareholder, or executive officer of an organization that has, or within the preceding three years has had, a business relationship with the Corporation or its subsidiaries may serve on the Committee only if the Board of Directors, determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. This restriction does not apply if the director has terminated his or her relationship with the organization more then three years preceding appointment to the Committee. "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting, and other relationships. A director can have this relationship directly with the company, or the director can be a partner, officer, or employee of an organization that has such a relationship.

     - A director who has, or within the preceding three years has had, a direct business relationship with the Corporation may serve on the Committee only if the Board determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment.

     - A director who is employed as an executive of another corporation where any of the Corporation's executives serves on that corporation's compensation committee may not serve on the Committee.

     - A director who is an immediate family member of an individual who is, or who was during the preceding three years, an executive officer of the Corporation or any of its affiliates may not serve on the Committee. "Immediate family" includes a person's spouse, parent, children, siblings, in-laws and anyone (other than employees) who shares such person's home.

SUR-PS2-2000

CNA53B                            DETACH HERE

                                     PROXY

                             CNA SURETY CORPORATION

                                   CNA PLAZA
                                 333 S. WABASH
                            CHICAGO, ILLINOIS 60685
                                 (312) 822-5000
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               ON AUGUST 15, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CNA Surety Corporation (the "Company") will be held at CNA Plaza, 13 South, 333 S. Wabash, Chicago, IL 60685 on Tuesday, August 15, 2000, at 9:00 a.m. CDT.

     The Board of Directors has fixed the close of business on July 7, 2000, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to fill in, date, sign and return the enclosed proxy at your earliest convenience in the enclosed envelope.


-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

                        THIS IS YOUR PROXY. YOUR VOTE IS
                                   IMPORTANT.

                    REGARDLESS OF WHETHER YOU PLAN TO ATTEND
                    THE ANNUAL MEETING OF SHAREHOLDERS, YOU
                    CAN BE SURE YOUR SHARES ARE REPRESENTED
                    AT THE MEETING BY PROMPTLY RETURNING
                    YOUR PROXY (ATTACHED BELOW) IN THE
                    ENCLOSED ENVELOPE. THANK YOU FOR YOUR
                    ATTENTION TO THIS IMPORTANT MATTER.


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
CNA53A                            DETACH HERE


[X] PLEASE MARK                                                                                                                 ----
    VOTES AS IN                                                                                                                    |
    THIS EXAMPLE.                                                                                                                  |

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC DIRECTIONS BELOW. IF THE PROXY IS SIGNED
    AND RETURNED WITHOUT SUCH DIRECTIONS, IT WILL BE VOTED FOR ALL PROPOSALS.

    1. Election of Directors.
       NOMINEES: (01) Giorgio Balzer, (02) Philip H. Britt,                                                    FOR  AGAINST ABSTAIN
       (03) Edward Dunlop, (04) Melvin Gray, (05) Joe P. Kirby,      2. To approve the CNA Surety Corporation  [ ]    [ ]     [ ]
       (06) Roy E. Posner, (07) Thomas F. Taylor, (08) Adrian M.        Employee Stock Purchase Plan.
       Tocklin, (09) Mark C. Vonnahme

                      FOR           WITHHELD                         3. To ratify the Board of Directors'      [ ]    [ ]     [ ]
               [ ]    ALL     [ ]   FROM ALL                            appointment of the Company's
                    NOMINEES        NOMINEES                            independent auditors, Deloitte &
                                                                        Touche LLP for fiscal year 2000.
    [ ]
        --------------------------------------                       4. To transact such other business as     [ ]    [ ]     [ ]
        For all nominees except as noted above                          may properly come before the meeting
                                                                        or any adjournment thereof.

                                                                     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT            [ ]

                                                                     IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE
                                                                     ENCLOSED PROXY CARD IN THE POSTPAID ENVELOPE PROVIDED TO ASSURE
                                                                     THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND
                                                                     THE MEETING YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN
                                                                     THOUGH YOU HAVE SENT IN YOUR PROXY.

                                                                     Please sign exactly as name appears hereon. Executors,
                                                                     Administrators, Trustees, etc. should so indicate when signing.
                                                                     Joint owners should each sign.

Signature:                            Date:                      Signature:                              Date:
          ---------------------------      ---------------------            ----------------------------      ----------------------
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